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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 17, 2004 (except for Note 10, as to which the date is October 19, 2004), accompanying the financial statements of Continental Gas, Inc., our report dated September 17, 2004 (except for Note 9, as to which the date is October 19, 2004), accompanying the financial statements of Hiland Partners, LLC, our reports dated October 19, 2004, accompanying the balance sheets of Hiland Partners, LP and Hiland Partners GP, LLC, and our report dated August 27, 2004, accompanying the financial statements of Great Plains Pipeline Company, all included in the Registration on Form S-1 of Hiland Partners, LP (Commission File No. 333-119908) ("Earlier Registration Statement") which are incorporated by reference in this Registration Statement on Form S-1 ("Registration Statement") filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts" in the Prospectus constituting a part of the Earlier Registration Statement.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
February 9, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM